UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 21, 2009
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On July 21, 2009, FH Holding, Inc. (“FH”), a subsidiary of Cavco Industries, Inc., a Delaware corporation (the “Corporation”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Fleetwood Enterprises, Inc. (“Fleetwood”).
          Fleetwood has been operating under Chapter 11 protection since March 10, 2009. Consequently, the Purchase Agreement does not include customary indemnification provisions and, in addition to customary closing conditions, the Purchase Agreement does contain representations and warranties and covenants that are customary for a transaction of this nature. In addition, the Purchase Agreement must be approved by the U. S. Bankruptcy Court and the court is expected to make its ruling in August 2009.
          Pursuant to the terms and conditions of the Purchase Agreement, Fleetwood has agreed to sell, and FH has agreed to purchase, certain of Fleetwood’s assets comprising its manufactured housing business (collectively, the “Assets”). In addition, FH will assume certain liabilities of Fleetwood, including among other things, certain warranty and contractual obligations. The cash consideration to be paid to Fleetwood in connection with the sale of the Assets is expected to be approximately $29.9 million. However, the final cash consideration is subject to post-closing adjustments related to working capital, standard prorations related to real estate conveyances, and assumption of the warranty liabilities.
          In addition, the Purchase Agreement further contemplates that the parties or their affiliates will enter into a number of ancillary agreements related to the transaction, including a: (1) transition services agreement, pursuant to which Fleetwood will provide certain fee-based transition services to FH; and (2) co-existence agreement describing the rights to certain of Fleetwood’s transferred intellectual property.
          The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
          The Purchase Agreement is attached as an exhibit hereto to provide you with information regarding the terms of the transaction described therein and is not intended to provide you with any other factual information or disclosure about the Corporation or any of its subsidiaries. The representations and warranties and covenants contained in the Purchase Agreement were made for the purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Corporation’s public disclosures.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated July 21, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
	Name:	James P. Glew
	Title:	Secretary

Date: July 23, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Asset Purchase Agreement dated July 21, 2009.